UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2014

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of December 23, 2014, RenaissanceRe Holdings Ltd. (the “Company”) and certain of its affiliates, Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd. and DaVinci Reinsurance Ltd. (such affiliates, collectively, the “Applicants”), entered into a Standby Letter of Credit Agreement (the “Standby Letter of Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Standby Letter of Credit Agreement provides for a secured, uncommitted facility under which letters of credit may be issued from time to time for the respective accounts of the Applicants.

The Standby Letter of Credit Agreement replaces the Fourth Amended and Restated Reimbursement Agreement, dated as of May 17, 2012 (the “Terminated Facility”), which was terminated concurrently with the effectiveness of the Standby Letter of Credit Agreement. All letters of credit that were issued under the Terminated Facility and outstanding as of the effective date of the Standby Letter of Credit Agreement were transferred over to, and are now governed by the terms and conditions of, the Standby Letter of Credit Agreement.

The Standby Letter of Credit Agreement contains representations, warranties and covenants in respect of the Company and the Applicants that are customary for facilities of this type, including customary covenants by the Company and each Applicant. Under the Standby Letter of Credit Agreement, each Applicant is required to pledge eligible collateral having a value, determined as provided in the Standby Letter of Credit Agreement, sufficient to cover all of its obligations under the Standby Letter of Credit Agreement, including reimbursement obligations for outstanding letters of credit issued for its account. In the case of an event of default under the Standby Letter of Credit Agreement, Wells Fargo may exercise certain remedies, including conversion of collateral into cash.

The description of the Standby Letter of Credit Agreement contained herein is qualified in its entirety by reference to the Standby Letter of Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Wells Fargo is also a party to the Credit Agreement, dated as of May 17, 2012 (as amended), under which Wells Fargo and the other banks and financial institutions party thereto have provided the Company with an unsecured $250,000,000 revolving loan commitment. In addition, Wells Fargo and/or certain of its affiliates have in the past provided, currently provide and/or may in the future provide, investment banking, transfer agent, trusteeship, custodial, and/or other financial services from time to time to the Company and its affiliates.

Item 1.03.	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Standby Letter of Credit Agreement, dated as of December 23, 2014, by and among RenaissanceRe Holdings Ltd., Renaissance Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., DaVinci Reinsurance Ltd. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	December 30, 2014	By:	/s/ Kevin J. O’Donnell
		Name:	Kevin J. O’Donnell
		Title:	President and Chief Executive Officer